Exhibit 99.1
NEWS RELEASE


CONTACT:
Bob Aronson
Director of Investor Relations
800-579-2302
(investorrelations@stagestoresinc.com)


FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES RULING
BY THE BANKRUPTCY COURT
CONCERNING THE ADEQUACY OF
THE COMPANY'S DISCLOSURE
STATEMENT IN SUPPORT OF THIRD
AMENDED PLAN OF
REORGANIZATION

HOUSTON, TX, May 31, 2001- - Stage Stores, Inc.
announced today that the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the "Court") issued a ruling on May 30, 2001 concerning the adequacy of the Company's Amended and Restated Disclosure Statement in Support of Third Amended Plan of Reorganization (the "Disclosure Statement"). In its ruling, the Court instructed the Company to make certain modifications and amendments to the Disclosure Statement by June 6, 2001, and scheduled a hearing for June 29, 2001 to rule on the adequacy of the Disclosure Statement, as Modified. If the Court approves the Disclosure Statement, as Modified, the Company will commence with the solicitation of votes from creditors for approval of the Third Amended Plan of Reorganization, as Modified (the "Plan"). The Court has tentatively scheduled a hearing for August 8, 2001 for consideration and confirmation of the Plan.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates stores under the Stage, Bealls and Palais Royal names.

Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.

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